Exhibit 99.2

Vir Biotechnology Appoints Jason O’Byrne as Chief Financial Officer

– Seasoned biotech executive brings decades of effective financial leadership to Vir –

SAN FRANCISCO, September 10, 2024 – Vir Biotechnology Inc. (Nasdaq: VIR) today announced that Jason O’Byrne, MBA, is appointed as Executive Vice President and Chief Financial Officer (CFO), effective October 2, 2024. Mr. O’Byrne will join the Vir Executive Management Team and report directly to the company’s Chief Executive Officer, Marianne De Backer, M.Sc., Ph.D., MBA.

Mr. O’Byrne is an accomplished executive with more than 20 years of experience in finance and operations. He is a recognized champion of financial discipline and brings demonstrated financial leadership in capital allocation and formation, corporate strategy, and operational execution.

Mr. O’Byrne joins Vir from Caribou Biosciences, Inc., where he served as CFO leading the finance, investor relations, corporate communications, IT, procurement and operations functions as the company advanced its pipeline of clinical-stage cell therapies in oncology and autoimmune disease. Prior to joining Caribou, Mr. O’Byrne served as Senior Vice President of Finance at Audentes Therapeutics, where he led financial operations of the gene therapy company. While at Audentes, Mr. O’Byrne oversaw the financial due diligence and integration related to the company’s acquisition by Astellas Pharma in 2020.

Earlier in his career, Mr. O’Byrne held roles of increasing responsibility and geographical reach at Genentech, a member of the Roche group. Over a 13-year period with Genentech, he built broad operational finance expertise across manufacturing, research, clinical development, business development and commercialization. During his tenure, he served as Regional Head of Commercial Finance for the Asia Pacific Region, and Global Head of Finance for Product Development. Mr. O’Byrne holds a Bachelor of Applied Science in Mechanical Engineering from the University of British Columbia, and an MBA in Finance from the New York University Stern School of Business.

“I am delighted to welcome Jason to the Vir Executive Management Team and excited about the impact he will bring to Vir. Jason’s exceptional leadership coupled with his proven track record in financial strategy across public companies, make him the perfect fit as we embark on the next chapter for our organization,” said Marianne De Backer, Chief Executive Officer, Vir Biotechnology. “As a seasoned and well-respected cross-functional leader with a focus on excellence in execution, I look forward to partnering with Jason as we advance in our mission of powering the immune system to transform lives.”

“I am honored to join Vir at this important time as it expands into oncology and continues the innovative work to address unmet patient need in infectious disease,” said Mr. O’Byrne. “I admire Vir’s proven ability to accelerate differentiated antibody therapeutics. I am excited to join the talented team and contribute to rapidly advancing important new therapeutic options for patients.”

About Vir Biotechnology, Inc.
Vir Biotechnology, Inc. is a clinical-stage biopharmaceutical company focused on powering the immune system to transform lives by discovering and developing medicines for serious infectious diseases and cancer. Vir’s clinical-stage portfolio includes infectious disease programs for chronic hepatitis delta and chronic hepatitis B infections, in addition to multiple oncology programs. Vir also has a preclinical portfolio of programs across a range of other infectious diseases and oncologic malignancies. Vir routinely posts information that may be important to investors on its website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “plan,” “potential,” “aim,” “expect,” “anticipate,” “promising” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Vir’s expectations and assumptions as of the date of this press release. Forward-looking statements contained in this press release include, but are not limited to, statements regarding Vir’s strategy and plans, and its expectations related thereto, and potential of, and expectations for, Vir’s pipeline. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data or results observed during clinical trials or in data readouts; the occurrence of adverse safety events; risks of unexpected costs, delays or other unexpected hurdles; difficulties in collaborating with other companies; successful development and/or commercialization of alternative product candidates by Vir’s competitors; changes in expected or existing competition; delays in or disruptions to Vir’s business or clinical trials due to geopolitical changes or other external factors; and unexpected litigation or other disputes. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements, or the scientific data presented. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Vir’s filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, Vir assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts:
Media
Arran Attridge
Senior Vice President, Corporate Communications
aattridge@vir.bio

Investors
Richard Lepke
Senior Director, Investor Relations
rlepke@vir.bio